                                                                      EXHIBIT 11

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

                                                               THREE MONTHS                   SIX MONTHS
                                                              ENDED JULY 31,                ENDED JULY 31,
                                                       ----------------------------  ----------------------------
                                                           1994           1993           1994           1993
                                                       -------------  -------------  -------------  -------------
Primary:
  Net income.........................................  $   4,396,071  $   3,518,707  $   9,094,913  $   6,977,203
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
  Weighted average number of common shares
   outstanding during the period.....................      7,569,496      7,396,907      7,543,657      7,371,312
  Add common equivalent shares relating to
   outstanding options to purchase common stock using
   the treasury stock method.........................        473,730        540,104        513,254        530,370
                                                       -------------  -------------  -------------  -------------
    Total common and common equivalent shares
     outstanding.....................................      8,043,226      7,937,011      8,056,911      7,901,682
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Primary income per common share......................      $.55           $.44           $1.13          $.88
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Fully diluted:
  Net income.........................................  $   4,396,071  $   3,518,707  $   9,094,913  $   6,977,203
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
  Weighted average number of common shares
   outstanding during the period.....................      7,569,496      7,396,907      7,543,657      7,371,312
  Add common equivalent shares relating to
   outstanding options to purchase common stock using
   the treasury stock method.........................        473,689        612,219        513,115        575,399
                                                       -------------  -------------  -------------  -------------
    Total common and common equivalent shares
     outstanding.....................................      8,043,185      8,009,126      8,056,772      7,946,711
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Fully diluted income per common share................      $.55           $.44           $1.13          $.88
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

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